UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2011

WORLD ENERGY SOLUTIONS INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34289	04-3474959
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

446 Main Street, Worcester, Massachusetts	01608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 459-8100

Not applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

On April 11, 2011, we closed on agreements with several accredited investors to issue approximately 1.5 million shares of our common stock at $3.60 per share, yielding gross proceeds of $5.5 million. We retained Stonegate Securities, Inc. as the placement agent in connection with this offering, and we paid them $100,000 in placement agent commissions. A shelf registration statement relating to these securities was declared effective on April 21, 2010 by the Securities and Exchange Commission.

We anticipate using the new capital for strategic initiatives, including investments and acquisitions in the energy management space.

This report does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state in which this offer, solicitation, or sale would unlawful prior to registration or qualification under the securities laws of any state. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ENERGY SOLUTIONS, INC.

(Registrant)

Date	April 11, 2011

/s/ James Parslow

(Signature)

Name: James Parslow
Title: Chief Financial Officer